Exhibit 99.4

THE ELPIDA ACQUISITION AND RELATED TRANSACTIONS

Overview

On July 2, 2012, we entered into an agreement entitled “Agreement on Support for Reorganization Companies” (the “Sponsor Agreement”) with the trustees of Elpida Memory, Inc. (“Elpida”) and its subsidiary, Akita Elpida Memory, Inc. (“Akita” and, together with Elpida, the “Elpida Companies”), which provides for, among other things, our acquisition of Elpida and our support for the plans of reorganization of the Elpida Companies in connection with their corporate reorganization proceedings in Japan. The Elpida Companies filed petitions for commencement of corporate reorganization proceedings with the Tokyo District Court (the “Japan Court”) under the Corporate Reorganization Act of Japan on February 27, 2012 (the “Japan Proceeding”). On March 23, 2012, the Japan Court issued an order to commence the Japan Proceeding. Elpida filed a Verified Petition for Recognition and Chapter 15 Relief (the “U.S. Proceeding”) in the United States Bankruptcy Court for the District of Delaware (the “U.S. Court”) on March 19, 2012 and, on April 24, 2012, the U.S. Court entered an order that, among other things, recognized the Japan Proceeding as a foreign main proceeding pursuant to 11 U.S.C. § 1517(b).

In a related transaction, on July 2, 2012, we entered into a share purchase agreement (the “Rexchip Share Purchase Agreement”) with Powerchip Technology Corporation, a Taiwanese corporation (“Powerchip”), and certain of its affiliates (collectively, the “Powerchip Group”) to acquire the Powerchip Group’s 24% share of Rexchip Electronics Corporation (“Rexchip”), a manufacturing joint venture formed by Elpida and Powerchip. For more information about the acquisition of the Rexchip shares from the Powerchip Group, see “—Rexchip Share Purchase Agreement” below. Elpida currently owns, directly and indirectly through a subsidiary, 65% of Rexchip’s outstanding common stock. As a result, if the transactions contemplated by the Sponsor Agreement and the Rexchip Share Purchase Agreement are completed, we will own 100% of Elpida and, directly or indirectly through one or more of our subsidiaries, 89% of Rexchip.

Elpida’s assets include, among other things: a 300mm DRAM fabrication facility located in Hiroshima, Japan; its ownership interest in Rexchip, whose assets include a 300mm DRAM fabrication facility located in Taiwan; and an assembly and test facility located in Akita, Japan. We expect that the fab assets of Elpida and Rexchip together are capable of producing more than 180,000 300mm wafers per month, which would represent an approximate 45% increase in our current trade wafer capacity. Since a portion of Elpida’s operating expenses are denominated in yen, they are favorably impacted, in terms of U.S. dollars, by a weakening yen.

Elpida’s semiconductor memory products include Mobile DRAM, targeted toward mobile phones and tablets. We believe that combining the complementary product portfolios of Micron and Elpida will strengthen our position in the memory market and enable us to provide customers with a wider portfolio of high-quality solutions. We also believe that the Elpida transactions will strengthen our market position in the memory industry through increased research and development and manufacturing scale, improved access to core memory market segments, and additional wafer capacity to balance among our DRAM, NAND and NOR memory solutions. There can be no assurance that we will be able to successfully consummate the transactions described above.

For purposes of this exhibit, we have assumed a Japanese yen to U.S. dollar exchange rate of 82.08 yen per one U.S. dollar, a New Taiwan dollar to U.S. dollar exchange rate of 29.14 New Taiwan dollars per one U.S. dollar, and a Euro to U.S. dollar exchange rate of 1.29 Euros per one U.S. dollar, which were the exchange rates as of November 29, 2012, the date of the unaudited pro forma condensed combined balance sheet included in this exhibit. Since that date, the Japanese yen to U.S. dollar exchange rate has changed substantially, and was 91.08 Japanese yen per one U.S. dollar as of January 31, 2013.

Elpida Sponsor Agreement

Under the Sponsor Agreement, we committed to support plans of reorganization for the Elpida Companies that would provide for payments by the Elpida Companies to their secured and unsecured creditors in an aggregate amount of 200 billion yen (or the equivalent of approximately $2.44 billion), less certain expenses of the reorganization proceedings and certain other items. For a more detailed description of the plans of reorganization, see “Proposed Plans of Reorganization of the Elpida Companies” below.

The Sponsor Agreement provides that we will invest 60 billion yen (or the equivalent of approximately $731 million) in cash in Elpida at the closing in exchange for 100% ownership of Elpida’s equity. As a condition to the execution of the Sponsor Agreement, we deposited 1.8 billion yen (or the equivalent of approximately $22 million) into an escrow account in July 2012, which will be applied towards our purchase price for the Elpida shares at closing. The Elpida Companies will use the proceeds of our investment to fund an initial installment payment to their creditors of 60 billion yen, which amount is subject to reduction for certain items specified in the Sponsor Agreement. The initial installment payment will be made within three months following the closing of our acquisition of Elpida. The remaining 140 billion yen (or the equivalent of approximately $1.71 billion) of installment payments payable to the Elpida Companies’ creditors will be made by the Elpida Companies in six annual installments payable at the end of each calendar year beginning in the calendar year after the first installment payment is made. We or one of our subsidiaries are committed to enter into a supply agreement with Elpida following the closing, which will provide for our purchase on a cost-plus basis of all product produced by Elpida. Cash flows from such supply agreement will be used to satisfy the required installment payments under the plans of reorganization. Although certain key parameters of the supply agreement have been agreed to with Elpida, the detailed terms have not been completed, and the final terms will be subject to Japan Court approval.

The Sponsor Agreement contains certain termination rights, including (i) in the event of a material adverse change affecting either Elpida and its subsidiaries or Rexchip disproportionate to industry trends, (ii) if the Japan Court does not approve the plans of reorganization by March 20, 2013, or (iii) if our acquisition of Elpida has not closed by January 2, 2014, which date may be extended six months under certain limited circumstances.

The consummation of the Sponsor Agreement is subject to various closing conditions, and we are currently targeting a closing in the first half of calendar 2013. The consummation of the Sponsor Agreement remains subject to, among other conditions: (i) regulatory approval in the People’s Republic of China; (ii) the approval of both the Japan Court and the creditors of the Elpida Companies of the proposed plans of reorganization; (iii) the granting of a recognition order by the U.S. Court with respect to the Japan Court approval of the Elpida plan of reorganization or the completion or implementation of alternative actions providing substantially equivalent benefits; and (iv) the closing of the purchase of the Rexchip shares from the Powerchip Group under the Rexchip Share Purchase Agreement. There can be no assurance that the various conditions will be satisfied, that the Elpida acquisition will close when expected or at all, or that the acquisition of Elpida will ultimately be consummated on the terms and conditions set forth in the Sponsor Agreement. Various creditors are challenging Elpida’s proposed plan of reorganization and related requests for relief, both in the Japan Proceeding and the U.S. Proceeding. If the requisite Japan Court and U.S. Court orders are not entered, the requisite creditor approvals are not obtained or the closing conditions are not satisfied or waived, Micron will not be able to close the acquisitions. Even if the closing occurs, if the timing of closing is delayed significantly, the value of the Elpida business to Micron could be materially adversely impacted. For further information relating to risks associated with these transactions, see the Risk Factors entitled “Our pending acquisitions of Elpida and Rexchip involve numerous risks,” “Our pending acquisitions of Elpida and Rexchip expose us to significant risks from changes in currency exchange rates” and “The operations of the Elpida Companies will be subject to continued oversight by the Japan Court during the pendency of the corporate reorganization proceedings.”

Proposed Plans of Reorganization of the Elpida Companies

Summary Description of the Proposed Plans of Reorganization

Pursuant to the Sponsor Agreement, the trustees of the Elpida Companies prepared proposed plans of reorganization for Elpida and Akita, which plans set forth the treatment of the Elpida Companies’ pre-petition creditors and their claims utilizing the support contemplated by the Sponsor Agreement. Generally, Elpida’s proposed plan of reorganization provides that secured creditors will recover 100% of the amount of their fixed claims, whereas unsecured creditors will recover at least 17.4% of the amount of their fixed claims. Under certain circumstances, the amounts recoverable by unsecured creditors may exceed 17.4% of their fixed claims. The remaining portion of the unsecured claims will be discharged, without payment, over the period that payments are made pursuant to the plans of reorganization. The creditors will be paid by Elpida in installments, with the first installment payment to occur within three months after the closing of Micron’s acquisition of Elpida. The remaining installment payments will occur on the last business day of each year over a six year period beginning the year after the first installment payment is made. The secured creditors will be paid in full on or before the sixth installment payment date, while the unsecured creditors will be paid in seven installments. To the extent any claims remain unfixed as of the seventh installment payment date, an additional payment will be made to unsecured creditors once the remaining claims are finally fixed to the extent the remaining reserve exceeds the amounts payable with respect to the fixed claims. Akita’s proposed plan of reorganization provides that secured creditors will recover 100% of the amount of their claims, whereas unsecured creditors will recover 19% of the amount of their claims. The secured creditors will be paid in full on the first installment payment date, while the unsecured creditors will be paid in seven installments.

The initial installment payment to be made by the Elpida Companies pursuant to the proposed plans of reorganization is 60 billion yen (or the equivalent of approximately $731 million), which amount is subject to reduction for certain items specified in the Sponsor Agreement. The Elpida Companies will use the proceeds of Micron’s investment at the closing of the Elpida acquisition to fund the initial installment payment. The remaining 140 billion yen (or the equivalent of approximately $1.71 billion) of installment payments will be made by the Elpida Companies in six annual installments, with payments of 20 billion yen (or the equivalent of approximately $244 million) in each of the first four annual installment payments, and payments of 30 billion yen (or the equivalent of approximately $365 million) in each of the final two annual installment payments. Cash flows from the cost-plus supply agreement described above will be used to satisfy the second through seventh installment payments under the proposed plans of reorganization.

Certain contingency matters related to the Elpida Companies, which are primarily comprised of outstanding litigation claims, were not treated as fixed claims under the proposed plans of reorganization at the time the plans were filed with the Japan Court. A portion of each installment amount payable to the creditors of the Elpida Companies will be reserved in the event that any of these matters become fixed claims, in which case the fixed claims will be paid under the plans of reorganization in the same manner as the fixed claims of other creditors. To the extent the aggregate amounts reserved from the installment payments exceed the aggregate amounts payable with respect to these unfixed claims once they become fixed, the excess amounts reserved will be distributed to unsecured creditors with respect to their fixed claims, resulting in an increased recovery for the unsecured creditors out of the installment payments. To the extent the aggregate amounts reserved is less than the aggregate amounts payable with respect to these unfixed claims once they become fixed, the Elpida Companies would be responsible to fund any shortfall to ensure that the creditors receive the recovery to which they are entitled under the plans of reorganization with respect to these claims. As a result, there is a possibility that the total amount payable by the Elpida Companies to their creditors under the plans of reorganization will exceed 200 billion yen, as adjusted. In addition, if these unfixed claims are resolved pursuant to settlement arrangements or other post-petition agreements, a substantial portion of the amounts payable with respect to the claims may have to be funded by the Elpida Companies outside of the installment payments provided for by the plans of reorganization.

Status of Plan Approval Process

The trustees initially submitted the proposed plans of reorganization to the Japan Court on August 21, 2012, and submitted final proposed plans on October 29, 2012. The proposed plans of reorganization are subject to Japan Court and creditor approval under applicable Japanese law. Certain creditors challenged the proposed plan of reorganization for Elpida submitted by the trustees and proposed an alternative plan of reorganization. On October 31, 2012, the Japan Court approved submission of the trustees’ proposed plans of reorganization to creditors for approval. The Japan Court also issued an order that the alternative plan of reorganization proposed by certain creditors of Elpida not be submitted to a creditor vote.

The deadline for creditors to vote on the proposed plans of reorganization is February 26, 2013. If the creditors of the Elpida Companies approve the proposed plans of reorganization, the Japan Court still must approve the plans of reorganization before they will take effect. The entry of a final Japan Court order approving the plans of reorganization is a condition to Elpida’s and Micron’s obligations to complete the transactions contemplated by the Sponsor Agreement, and the entry of an order by the U.S. Court that recognizes the Japan Court approval of the Elpida plan of reorganization and authorizes its implementation with respect to assets that exist and claims that can be asserted in the United States or the completion or implementation of alternative actions providing substantially equivalent benefits is a condition precedent to Micron’s obligation to complete the transactions. These conditions are waivable by the parties.

Post-Closing Oversight by the Japan Court

Because the plans of reorganization provide for ongoing payments to creditors following the closing of the Elpida acquisition, the Japan Proceeding will continue following the closing, and the Elpida Companies will remain subject to the oversight of the Japan Court and of the trustees (including a trustee designated by us upon the closing, who we refer to as the business trustee, and a trustee designated by the Japan Court, who we refer to as the legal trustee). The business trustee will make decisions in relation to the operation of the businesses of the Elpida Companies, other than decisions in relation to acts that need to be carried out in connection with the Japan Proceeding, which will be the responsibility of the legal trustee. The Japan Proceeding and oversight of the Japan Court may continue until the final creditor payment is made under the Elpida Companies’ plans of reorganization, which is scheduled to occur in December 2019, but may occur on a later date to the extent any claims of creditors remain unfixed on the final scheduled installment payment date. The Elpida Companies may petition the Japan Court to terminate the Japan Proceeding once two-thirds of all payments under the plans of reorganization are made. Although such early terminations are customarily granted, there can be no assurance that the Japan Court will grant any such petition in these particular cases. During the pendency of the Japan Proceeding, the Elpida Companies will provide periodic financial reports to the Japan Court and may be required to obtain the consent of the Japan Court prior to taking a number of significant actions relating to their businesses, including transferring or disposing of, or acquiring, assets outside the ordinary course of business, incurring or guaranteeing indebtedness, settling disputes or entering into or terminating certain agreements. The consent of the legal trustee may also be required for matters that would likely have a material impact on the operations or assets of the Elpida Companies and their subsidiaries or for transfers of material assets, to the extent the matters or transfers would reasonably be expected to materially and adversely affect execution of the plans of reorganization of the Elpida Companies.

The purpose of the ongoing oversight of the Japan Court is to help ensure that the Elpida Companies meet their installment payment obligations under the plans of reorganization. Although we are planning to request that the Japan Court limit the consent requirements following the closing, we cannot guarantee that we will be successful in narrowing the scope of these consent requirements or that the Japan Court will not impose further requirements on the Elpida Companies, particularly if the Japan Court perceives any risk in the ability of the Elpida Companies to satisfy their obligations under the plans of reorganization. Accordingly, during the pendency of the Japan Proceeding, the operations of the Elpida

Companies could be adversely affected if the Japan Court or the legal trustee is unwilling to consent to various actions that we may wish to take with respect to the Elpida Companies. In addition, as a result of the U.S. Proceeding, certain actions that we may wish to take with respect to the U.S. assets of the Elpida Companies (primarily U.S. patents) following the closing (including any transfers or licenses of U.S. intellectual property assets in connection with the implementation of the cost-plus supply arrangement described above) may require approval from the U.S. Court. It is a condition to the closing of Micron’s acquisition of Elpida that the U.S. Court enters an order that recognizes the order of the Japan Court approving the plan of reorganization and authorizes its implementation with respect to assets that exist and claims that can be asserted in the United States or that alternative actions providing substantially equivalent benefits are completed or implemented. If the U.S. Court does not enter such an order or such alternative actions are not completed or implemented and we waive this condition, the U.S. assets of Elpida may remain subject to continued U.S. Court jurisdiction and actions that we may wish to take with respect to the U.S. assets of Elpida may remain subject to U.S. Court oversight.

Micron Credit Support Arrangements with respect to the Elpida Companies

Pursuant to the Sponsor Agreement we agreed, subject to certain conditions, to provide certain support to Elpida with respect to obtaining financing for working capital purposes and capital expenditures. This support included a commitment to use reasonable best efforts to assist Elpida with the extension or replacement of Elpida’s then existing working capital credit facility through the closing of the Elpida acquisition, which assistance may include the provision of a payment guarantee by us under certain circumstances. Under the Sponsor Agreement, we also agreed, subject to certain conditions, to use reasonable best efforts to assist the Elpida Companies in financing up to 64 billion yen (or the equivalent of approximately $780 million) of eligible capital expenditures incurred through June 30, 2014, including up to 40 billion yen (or the equivalent of approximately $487 million) incurred prior to June 30, 2013, which may include us providing payment guarantees of third party financing under certain circumstances or direct financial support from Micron or one of its subsidiaries.

To date, we have provided payment guarantees related to financing of capital expenditures of 29 million Euros (or the equivalent of approximately $38 million) and 6 billion yen (or the equivalent of approximately $73 million). We have also provided a payment guarantee relating to an extension of Elpida’s existing working capital credit facility, which provides for aggregate borrowings in the amount of up to 10 billion yen (or the equivalent of approximately $122 million), with a current outstanding borrowing of 8 billion yen (or the equivalent of approximately $97 million). We have entered into an omnibus reimbursement agreement with Elpida in connection with our financial support obligations under the Sponsor Agreement, whereby Elpida and certain of its subsidiaries have agreed, among other things, to reimburse us for any amounts that we are required to pay under or in connection with the payment guarantees. These obligations under the omnibus reimbursement agreement are collateralized by approximately 93% of the Rexchip shares held by Elpida and one of its subsidiaries. In the event we are required to make any payments to Elpida’s lenders under the guarantees, our rights will be subrogated to those of the lenders, including any rights to exercise remedies with respect to collateral securing the underlying loans. Failure to close the Elpida acquisition would not relieve us of our obligations under the foregoing payment guarantees.

Rexchip Share Purchase Agreement

On July 2, 2012, we entered into the Rexchip Share Purchase Agreement with the Powerchip Group, under which we will purchase approximately 714 million shares of Rexchip common stock, which represents approximately 24% of Rexchip’s outstanding common stock, for approximately 10 billion New Taiwan dollars (or the equivalent of approximately $344 million). The consummation of the Rexchip Share Purchase Agreement is subject to various closing conditions, including the closing of the transactions contemplated by the Sponsor Agreement.

Currency Exchange Transactions

On July 2, 2012, we executed a series of separate currency exchange transactions pursuant to which we purchased call options to buy 200 billion yen with a weighted-average strike price of 79.15 (yen per U.S. dollar). In addition, to reduce the cost of these call options, we sold put options to sell 100 billion yen with a strike price of 83.32 and we sold call options to buy 100 billion yen with a strike price of 75.57. The net cost of these call and put options, which expire on April 3, 2013, of $49 million is payable upon settlement. These currency options mitigate the risk of a strengthening yen for our yen-denominated payments under the Sponsor Agreement while preserving some ability for us to benefit if the value of the yen weakens relative to the U.S. dollar. On July 25, 2012, we executed a series of separate currency exchange transactions pursuant to which we purchased call options to buy 10 billion New Taiwan dollars with a weighted-average strike price of 29.21 (New Taiwan dollars per U.S. dollar). The net cost of these options, which expire on April 2, 2013, of $3 million is payable upon settlement. These currency options mitigate the risk of a strengthening New Taiwan dollar for our payments under the Rexchip Share Purchase Agreement. These yen and New Taiwan dollar option contracts were not designated for hedge accounting and are remeasured at fair value each period with gains and losses reflected in our results of operations. Therefore, changes in the exchange rate between the U.S. dollar and the yen and the New Taiwan dollar could have a significant impact on our results of operations. Since a portion of Elpida’s operating expenses are denominated in yen, they are favorably impacted, in terms of U.S. dollars, by a weakening yen. In the first quarter of 2013, we recognized a loss of $62 million on the yen hedge for the pending acquisition of Elpida.